                                                                    Exhibit 99.1

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following table sets forth certain of AMI's summary historical and pro forma financial information and the notes related thereto. The summary historical financial information for the periods ended May 6, 1999 and March 27, 2000 and as of and for the periods ended March 26, 2001 and March 25, 2002 has been derived from, and should be read in conjunction with, AMI's audited historical financial statements and the notes related thereto. The unaudited summary historical financial information as of and for the twelve months ended
September 23, 2002 has been derived from and should be read in conjunction with AMI's audited and unaudited historical financial statements and the notes related thereto. The unaudited pro forma financial information as of and for the twelve months ended September 23, 2002 has been derived from the unaudited pro forma financial information and the notes thereto included elsewhere in this Form 8-K. Such pro forma financial information gives effect to the Transactions as if they were consummated as of the beginning of the period for income statement data and as of the balance sheet date for balance sheet data, is for informational purposes only and does not purport to be indicative of our financial position or the results of operations that would have actually been obtained had the Transactions in fact occurred as of the assumed dates or for the period presented, nor are they indicative of, or projections for, our results of operations or financial position for any future period or date. In our opinion, all adjustments (which consist only of normal recurring entries) considered necessary for a fair presentation have been included in our unaudited financial statements. The Acquisition will be accounted for using the purchase method of accounting. Allocations of purchase price have been determined based upon information presently available and are subject to change. The final allocations and the amounts included in these pro forma financial statements could differ significantly.

The parent of American Media Operations, Inc. was purchased on May 7, 1999 resulting in a change in the historical cost basis of various assets and liabilities. Accordingly, AMI's historical financial information provided in this Form 8-K for periods prior to May 7, 1999 is not comparable to post-acquisition financial information. For purposes of this presentation, all historical financial information for periods prior to May 7, 1999 is referred to as the "Predecessor Company" and all periods subsequent to May 7, 1999 are referred to as the "Company." A solid black vertical line has been inserted in the table where financial information may not be comparable across periods.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

---------------------------------------------------------------------------------------------------------------------
                              PREDECESSOR
                                COMPANY                                     THE COMPANY
                           -----------------  -----------------------------------------------------------------------
                                              FORTY-SIX WEEKS                                          TWELVE MONTHS
                            SIX WEEKS FROM    FROM MAY 7, 1999        FISCAL YEAR      FISCAL YEAR         ENDED
                           MARCH 30, THROUGH      THROUGH                ENDED            ENDED        SEPTEMBER 23,
  (DOLLARS IN THOUSANDS)      MAY 6, 1999      MARCH 27, 2000        MARCH 26, 2001   MARCH 25, 2002        2002
--------------------------------------------  -----------------------------------------------------------------------
                                                                                                        (UNAUDITED)
STATEMENT OF INCOME (LOSS)
   DATA:
Operating Revenues:
   Circulation(1)......... $          24,587   $      233,135        $      314,497   $      308,809   $      299,979
   Advertising............             2,640           22,521                37,141           39,915           41,087
   Other..................             2,308           20,187                20,563           19,407           21,640
                           ----------------------------------        ------------------------------------------------
                                      29,535          275,843               372,201          368,131          362,706
Operating Expenses:
   Editorial..............             3,040           29,567                39,286           37,027           35,522
   Production.............             7,784           71,465               103,132          104,275          100,738
   Distribution,
     circulation and other
     cost of sales........             4,996           39,965                49,430           49,914           48,546
   Selling, general and
     administrative
     expenses.............             3,248           37,865                41,050           41,912           43,120
   Loss on insurance
     settlement...........                 -                -                     -                -              117
   Depreciation and
     amortization.........             3,703           57,209                76,733           88,170           64,379
                           ----------------------------------        ------------------------------------------------
                                      22,771          236,071               309,631          321,298          292,422
Operating income..........             6,764           39,772                62,570           46,833           70,284
Interest expense..........            (4,837)         (57,466)              (71,742)         (65,167)         (57,043)
Other income (expense),
   net....................                25              125                   751             (139)            (117)
                           ----------------------------------        ------------------------------------------------
Income (loss) before
   provision for income
   taxes and extraordinary
   charge.................             1,952          (17,569)               (8,421)         (18,473)          13,124
Provision for income
   taxes..................             1,365            1,361                 6,875            3,009            9,463
                           ----------------------------------        ------------------------------------------------
Income (loss) before
   extraordinary charge...               587          (18,930)              (15,296)         (21,482)           3,661
Extraordinary charge, net
   of income taxes(2).....                 -           (2,581)                    -                -                -
                           ----------------------------------        ------------------------------------------------
Net income (loss)......... $             587   $      (21,511)       $      (15,296)  $      (21,482)  $        3,661
                           ----------------------------------        ------------------------------------------------
OTHER DATA:
EBITDA(3)................. $          10,467   $       96,981        $      139,303   $      135,003   $      135,161
Adjusted EBITDA(4)........
Cash interest
   expense(5).............
Capital expenditures......               717           13,330                27,875           27,882           26,163
Ratio of Adjusted EBITDA
   to cash interest
   expense................
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets..............               N/M   $    1,169,307        $    1,134,990   $    1,083,492   $    1,090,944
Total debt................               N/M          680,874               680,874          749,209          732,609
Total stockholder's
   equity.................               N/M          201,698               186,493           89,368          105,811
                           ----------------------------------        ------------------------------------------------

--------------------------  --------------

                              PRO FORMA
                            --------------
                            TWELVE MONTHS
                                ENDED
                            SEPTEMBER 23,
  (DOLLARS IN THOUSANDS)         2002
--------------------------  --------------
                             (UNAUDITED)
STATEMENT OF INCOME (LOSS)
   DATA:
Operating Revenues:
   Circulation(1).........  $      346,484
   Advertising............         149,434
   Other..................          25,378
                            --------------
                                   521,296
Operating Expenses:
   Editorial..............          52,157
   Production.............         143,713
   Distribution,
     circulation and other
     cost of sales........          74,629
   Selling, general and
     administrative
     expenses.............          92,185
   Loss on insurance
     settlement...........             117
   Depreciation and
     amortization.........          74,662
                            --------------
                                   437,463
Operating income..........          83,833
Interest expense..........         (81,932)
Other income (expense),
   net....................            (439)
                            ---------------
Income (loss) before
   provision for income
   taxes and extraordinary
   charge.................           1,462
Provision for income
   taxes..................           5,975
                            --------------
Income (loss) before
   extraordinary charge...          (4,513)
Extraordinary charge, net
   of income taxes(2).....               -
                            ---------------
Net income (loss).........  $       (4,513)
                            ---------------
OTHER DATA:
EBITDA(3).................  $      162,258
Adjusted EBITDA(4)........         177,658
Cash interest
   expense(5).............          78,985
Capital expenditures......          28,010
Ratio of Adjusted EBITDA
   to cash interest
   expense................           2.25x
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets..............  $    1,465,029
Total debt................       1,021,922
Total stockholder's
   equity.................         155,811
                            --------------

(1) Retail display allowance fee amounts and retail pocket fee amounts for all periods presented have been reclassified from operating expense to circulation revenues as a result of our adoption of the EITF 01-9 "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." The reclassification resulted in a net decrease in operating revenues and corresponding decrease in operating expenses of $34.7 million, $24.7 million, $25.2 million, $25.6 million, $18.2 million, and $1.6 million for the pro forma and the historical twelve months ended September 23, 2002, for the fiscal years ended March 2002 and 2001, the period from May 7, 1999 through March 27, 2000 and the period from March 30, 1999 through May 6, 1999, respectively.

(2) In connection with the 1999 Acquisition, a fee related to an unused bridge loan commitment totaling approximately $4.1 million ($2.6 million net of income taxes) was charged as an extraordinary loss for the period from May 7, 1999 to March 27, 2000.

(3) EBITDA is defined as operating income plus depreciation and amortization, loss on insurance settlement and temporary rent expense. Pro forma EBITDA is defined as operating income plus depreciation and amortization, loss on insurance settlement, temporary rent expense, litigation settlement charges, operating loss of discontinued magazine (Jump) and the elimination of certain Weider founder's compensation and related support staff. EBITDA is not a measure of performance defined by generally accepted accounting principles in the United States ("GAAP"). EBITDA should not be considered in isolation or as a substitute for net income or cash flows from operations, which have been prepared in accordance with GAAP or as a measure of our operating performance, profitability or liquidity. We believe EBITDA provides useful information regarding our ability to service our debt, and we understand that such information is considered by certain investors to be an additional basis for evaluating a company's ability to pay interest and repay debt. EBITDA measures presented herein may not be comparable to similarly titled measures of other companies due to differences in methods of calculation. A reconciliation from operating income to EBITDA is as follows:

----------------------------------------------------------------------------------------------------------------------------------
                                 PREDECESSOR
                                     COMPANY                               THE COMPANY                                 PRO FORMA
                           -----------------   -------------------------------------------------------------------   -------------
                                                FORTY-SIX WEEKS                                      TWELVE MONTHS   TWELVE MONTHS
                            SIX WEEKS FROM     FROM MAY 7, 1999     FISCAL YEAR      FISCAL YEAR         ENDED           ENDED
                           MARCH 30, THROUGH        THROUGH            ENDED            ENDED        SEPTEMBER 23,   SEPTEMBER 23,
     (IN THOUSANDS)           MAY 6, 1999       MARCH 27, 2000     MARCH 26, 2001   MARCH 25, 2002       2002            2002
--------------------------------------------   -----------------------------------------------------------------------------------
Operating income.........  $           6,764   $          39,772   $       62,570   $       46,833   $      70,284   $      83,833
Add (deduct):
   Depreciation and
      amortization.......              3,703              57,209           76,733           88,170          64,379          74,662
   Loss on insurance
     settlement/temporary
      rent expense.......                  -                   -                -                -             498             498
   Litigation
      settlement(a)......                  -                   -                -                -               -           2,025
   Operating loss of
      discontinued
      magazine
      (Jump)(b)..........                  -                   -                -                -               -            (137)
   Elimination of certain
      Weider founder's
      compensation and
      related support
      staff(c)...........                  -                   -                -                -               -           1,377
                           -----------------   -----------------------------------------------------------------------------------
EBITDA...................  $          10,467   $          96,981   $      139,303   $      135,003   $     135,161   $     162,258
--------------------------------------------   -----------------------------------------------------------------------------------

    (a) Represents adjustment related to a settlement with a former Weider executive who was terminated in March 2001. See Footnote 6 to Weider's interim unaudited financial statements included elsewhere in this Form 8-K.
    (b) Represents adjustment related to operating losses from a discontinued magazine, Jump. See Footnote 15 to Weider's audited financial statements included elsewhere in this Form 8-K.
    (c) Represents adjustment related to the elimination of certain Weider founder's compensation and related support staff that will be discontinued after the Transactions.

(4) Adjusted EBITDA is defined as EBITDA plus $15.4 million of annual estimated cost savings derived from our increased scale in purchasing certain grades of paper for Weider's magazines from our existing suppliers as well as efficiencies in certain overhead departments such as circulation, accounting, finance, production, legal and technology. We believe we will be able to achieve these cost savings on an annualized basis within six months of closing.

(5) Pro forma cash interest expense (and the related ratio) for the twelve months ended September 23, 2002 gives effect to the Transactions and is calculated by applying the current prevailing interest rates (rather than historical rates) to indebtedness outstanding during the twelve-month period. A 1/8% change in our weighted average interest rate on our variable debt would result in a change of $589 in our interest expense for the twelve months ended September 23, 2002.
                                        3